Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100891 on Form S-8 and Registration Statement No. 333-111064 on Form S-3 of our report dated March 15, 2006 relating to the financial statement schedules of Wynn Resorts, Limited, appearing in this Annual Report on Form 10-K/A.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

April 14, 2006